Exhibit 10.2

FORM OF GUARANTY
GUARANTY (as amended, modified, restated and/or supplemented from time to time, this “Guaranty”), dated as of __, 2014, made by and between each of the undersigned guarantors (each, a “Guarantor” and, collectively, the “Guarantors”) in favor of Deutsche Bank AG New York Branch, as Administrative Agent (together with any successor administrative agent, the “Administrative Agent”), for the benefit of the Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
W I T N E S S E T H :
WHEREAS, FelCor/JPM Phoenix Hotel, L.L.C., FelCor Union Square Hotel, L.L.C., FelCor FQ Hotel, L.L.C., DJONT/JPM Phoenix Leasing, L.L.C., and FelCor Union Square Lessee, L.L.C., and FelCor FQ Lessee, L.L.C. (collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent, have entered into a Credit Agreement, dated as of July 21, 2014 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrowers, all as contemplated therein (the Lenders and the Administrative Agent are herein called the “Creditors”);
WHEREAS, each Borrower is a direct or indirect wholly owned subsidiary of FelCor Lodging Limited Partnership and over 99.5% of FelCor Lodging Limited Partnership is directly or indirectly owned by FelCor Lodging Trust Incorporated;
WHEREAS, it is a condition precedent to the making of Loans to the Borrowers under the Credit Agreement that each Guarantor shall have executed and delivered to the Administrative Agent this Guaranty;
WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans by the Borrowers under the Credit Agreement and, accordingly, desires to execute this Guaranty in order to satisfy the condition described in the preceding paragraph and to induce the Lenders to make Loans to the Borrowers;
NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Creditors and hereby covenants and agrees with the other Guarantor and the Administrative Agent for the benefit of the Creditors as follows:
1. GUARANTY. (a)    Each Guarantor, jointly and severally, irrevocably, absolutely and un-conditionally guarantees as a primary obligor and not merely as surety, to the Creditors the full and prompt payment when due (whether at the stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrowers under the Credit Agreement, and (y) all other obligations (including, without limitation, obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by any of the Borrowers to the Creditors under each Loan Document to which any of the Borrowers is a party; (including, without limitation, indemnities, fees and interest thereon (including, without limitation, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the Credit Agreement, whether or not such interest is an allowed claim in any such proceeding) but excluding the obligations of the Borrowers under the Loan Documents to pay Taxes and Other Charges, Insurance Premiums, FF&E Expenditures, Incentive Management Fees and any expenses described in Section 3.02(e) (vi) of the Credit Agreement, to the extent that (i) there are amounts on deposit in the Sweep Account available to pay the same pursuant to Section 3.02(e) of the Credit Agreement or (ii) there were amounts on deposit in the Sweep Account available to pay the same pursuant to Section 3.02(e) of the Credit Agreement (if Administrative Agent already has applied such amount to the Obligation, or otherwise), in each case that Administrative Agent did not release to the Borrowers to pay such obligations), whether now existing or hereafter incurred under, arising out of or in connection with each such Loan Document and the due performance and compliance by each of the Borrowers with all of the terms, conditions, covenants and agreements contained in all such Loan Documents (all such principal, premium, interest, liabilities, indebtedness and obligations under this clause (a), being herein collectively called the “Guaranteed Obligations”);

Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against the other Guarantor or any Borrower, or against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. This Guaranty is a guaranty of prompt payment and performance and not of collection.
Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations due or payable by the Borrowers upon the occurrence in respect of any of the Borrowers or any other Loan Party of any of the events specified in Section 10.01(f) of the Credit Agreement, and unconditionally, absolutely and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand.
2. LIABILITY OF GUARANTORS ABSOLUTE. The liability of each Guarantor hereunder is primary, absolute, joint and several, and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrowers whether executed by such Guarantor, the other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrowers or any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any of the Borrowers, (e) the failure of either Guarantor to receive any benefit from or as a result of its execution, delivery and performance of this Guaranty, (f) any payment made to any Creditor on the indebtedness which any Creditor repays any of the Borrowers pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (g) any action or inaction by the Creditors as contemplated in Section 5 hereof or (h) any invalidity, rescission, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

3. OBLIGATIONS OF GUARANTORS INDEPENDENT. The obligations of each Guarantor hereunder are independent of the obligations of the other Guarantor, any other guarantor or any of the Borrowers, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against the other Guarantor, any other guarantor, or any of the Borrowers and whether or not the other Guarantor, any other guarantor or any of the Borrowers be joined in any such action or actions. Each Guarantor waives (to the fullest extent permitted by applicable law) the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any of the Borrowers or other circumstance which operates to toll any statute of limitations as to any of the Borrowers shall operate to toll the statute of limitations as to each Guarantor.

4. WAIVERS BY GUARANTORS. (a) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of the existence, creation or incurrence of any new or additional liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, demand for performance, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor, the other Guarantor, any other guarantor or any of the Borrowers) and each Guarantor further hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice or proof of reliance by any Creditor upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, modified, supplemented or waived, in reliance upon this Guaranty.

(b) Each Guarantor waives any right to require the Creditors to: (i) proceed against any of the Borrowers, the other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from any of the Borrowers, the other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Creditors’ power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any of the Borrowers, the other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any of the Borrowers, the other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any of the Borrowers other than payment in full in cash of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any collateral serving as security held by the Administrative Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reason-able (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Creditors may have against any of the Borrowers or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement, contribution, indemnification or subrogation or other right or remedy of such Guarantor against any of the Borrowers, the other Guarantor, any other guarantor of the Guaranteed Obligations or any other party or any security.

(c) Each Guarantor has knowledge and assumes all responsibility for being and keeping itself informed of each of the Borrowers’ and the other Guarantor’s financial condition, affairs and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and has adequate means to obtain from each of the Borrowers and the other Guarantor on an ongoing basis information relating thereto and each of the Borrowers’ and the other Guarantor’s ability to pay and perform its respective Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect. Each Guarantor acknowledges and agrees that (x) the Creditors shall have no obligation to investigate the financial condition or affairs of any of the Borrowers or the other Guarantor for the benefit of such Guarantor nor to advise such Guarantor of any fact respecting, or any change in, the financial condition, assets or affairs of any of the Borrowers or the other Guarantor that might become known to any Creditor at any time, whether or not such Creditor knows or believes or has reason to know or believe that any such fact or change is unknown to such Guarantor, or might (or does) increase the risk of such Guarantor as guarantor hereunder, or might (or would) affect the willingness of such Guarantor to continue as a guarantor of the Guaranteed Obligations hereunder and (y) the Creditors shall have no duty to advise any Guarantor of information known to them regarding any of the aforementioned circumstances or risks.

(d) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Guaranteed Obligations are secured by Real Property located in the State of California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on such Real Property by trustee sale or any other reason impairing such Guarantor’s or any Creditors’ right to proceed against any Borrower, the other Guarantor or any other guarantor of the Guaranteed Obligations.

(e) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) all rights and benefits under Section 580a, 580b, 580d and 726 of the California Code of Civil Procedure. Each Guarantor hereby further waives (to the fullest extent permitted by applicable law), without limiting the generality of the foregoing or any other provision hereof, all rights and benefits which might otherwise be available to such Guarantor under Sections 2809, 2810, 2815, 2819, 2821, 2839 (except to the extent that performance of the principal obligation guaranteed is duly made as provided in such Section 2839), 2845, 2849, 2850, 2899 and 3433 of the California Civil Code.

(f) Until the Guaranteed Obligations have been paid in full in cash, each Guarantor waives its rights of subrogation and reimbursement and any other rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, (1) any defenses such Guarantor may have to this Guaranty by reason of an election of remedies by the Creditors and (2) any rights or defenses such Guarantor may have by reason of protection afforded to any Borrower pursuant to the antideficiency or other laws of California limiting or discharging such Borrower’s indebtedness, including, without limitation, Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. In furtherance of such provisions, each Guarantor hereby waives all rights and defenses arising out of an election of remedies by the Creditors, even though that election of remedies, such as a nonjudicial foreclosure, destroys such Guarantor’s rights of subrogation and reimbursement against any Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(g) Each Guarantor hereby acknowledges and agrees that no Creditor nor any other Person shall be under any obligation (a) to marshal any assets in favor of such Guarantor or in payment of any or all of the liabilities of any Borrower under the Loan Documents or the obligation of such Guarantor hereunder or (b) to pursue any other remedy that such Guarantor may or may not be able to pursue itself any right to which such Guarantor hereby waives.

(h) Each Guarantor warrants and agrees that each of the waivers set forth in Section 3 and in this Section 4 is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

5. RIGHTS OF CREDITORS. Subject to Sections 4 and 13, any Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to any Guarantor, without impairing or releasing the obligations or liabilities of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)change the manner, place or terms of payment of, and/or change, increase or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including, without limitation, any increase or decrease in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, increased, accelerated, renewed or altered;

(b)take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property or other collateral by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c)exercise or refrain from exercising any rights against any of the Borrowers, any other guarantor of any of the Borrowers or others or otherwise act or refrain from acting;

(d)release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrowers or other obligors;

(e)settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any of the Borrowers to creditors of any of the Borrowers other than the Creditors;

(f)apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any of the Borrowers to the Creditors regardless of what liabilities of any of the Borrowers remain unpaid;

(g)consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements;

(h)act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against any of the Borrowers to recover full indemnity for any payments made pursuant to this Guaranty; and/or

(i)take any other action or omit to take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty (including, without limitation, any action or omission whatsoever that might otherwise vary the risk of such Guarantor or constitute a legal or equitable defense to or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against such Guarantor).

No invalidity, illegality, irregularity or unenforceability of all or any part of the Guaranteed Obligations, the Loan Documents or any other agreement or instrument relating to the Guaranteed Obligations or of any security or guarantee therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

6. CONTINUING GUARANTY. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of any of the Borrowers or any other Loan Party or the officers, directors, partners or agents acting or purporting to act on its or their behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

7. SUBORDINATION OF INDEBTEDNESS HELD BY GUARANTORS. Any indebtedness of any of the Borrowers now or hereafter held by any Guarantor is hereby subordinated to the Obligations; and such indebtedness of any of the Borrowers to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the Obligations, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of any of the Borrowers to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash; provided, that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the irrevocable payment in full in cash of all the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Creditors and shall forthwith be paid to the Creditors to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents or, if the Loan Documents do not provide for the application of such amount, to be held by the Creditors as collateral security for any Guaranteed Obligations thereafter existing.

8. GUARANTY ENFORCEABLE BY ADMINISTRATIVE AGENT. Notwithstanding anything to the contrary contained elsewhere in this Guaranty, the Creditors agree (by their acceptance of the benefits of this Guaranty) that this Guaranty may be enforced only by the action of the Administrative Agent, in each case acting upon the instructions of the Required Lenders and that no other Creditor shall have any right individually to seek to enforce this Guaranty or to realize upon the security to be granted by the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Creditors upon the terms of this Guaranty and the Collateral Documents. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor. It is understood and agreed that the agreement in this Section 8 is among and solely for the benefit of the Creditors and that, if the Required Lenders so agree (without requiring the consent of any Guarantor), this Guaranty may be directly enforced by any Creditor.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF GUARANTORS. In order to induce the Lenders to make Loans to the Borrowers pursuant to the Credit Agreement, each Guarantor represents, warrants and covenants that:

(a)    such Guarantor (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization and (ii) has the corporate, trust, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage;

(b)    such Guarantor has the corporate, trust, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and has taken all necessary corporate, trust, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty;

(c)    such Guarantor has duly executed and delivered this Guaranty, and this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

(d)    neither the execution, delivery or performance by such Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality or (ii) conflict with, violate or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Collateral Documents) upon any of the property or assets of such Guarantor pursuant to the terms of its Organizational Documents, or any indenture, mortgage, deed of trust, loan agreement, credit agreement, management agreement, franchise agreement or any other agreement, contract or instrument to which such Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject, in each case, except where non-compliance would not reasonably be expected to have a Guarantor Material Adverse Effect. (As used in this Section 9, a “Guarantor Material Adverse Effect” shall mean (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or condition (financial or otherwise) of Guarantors, taken as a whole (which shall not include any such change or effect that affects the hotel or hospitality industries generally); (b) a material impairment of the rights and remedies of Administrative Agent or any Lender under this Guaranty, or of the ability of either Guarantor to perform its obligations under this Guaranty; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against either Guarantor of this Guaranty);

(e)    no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date when required and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty by such Guarantor or (ii) the legality, validity, binding effect or enforceability of this Guaranty, in each case, except where non-compliance would not reasonably be expected to have a Guarantor Material Adverse Effect;

(f)    there are no actions, suits or proceedings pending or, to such Guarantor’s knowledge, threatened (i) with respect to this Guaranty or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Creditors or on the ability of such Guarantor to perform its obligations to the Creditors hereunder; and

(g)    an executed (or conformed) copy of each of the Loan Documents has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

10. EXPENSES. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each other Creditor in connection with the enforcement of this Guaranty and the protection of the Creditors’ rights hereunder and any amendment, waiver or consent relating hereto (including, in each case, without limitation, the reasonable out-of-pocket fees and disbursements of counsel employed by the Administrative Agent and each other Creditor).

11. BENEFIT AND BINDING EFFECT. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

12. AMENDMENTS; WAIVERS. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby (it being understood that the release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released) and with the written consent of the Required Lenders (or, to the extent required by Section 12.01 of the Credit Agreement, with the written consent of each Lender).

13. SET OFF. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement), each Creditor is hereby authorized, at any time or from time to time, without prior notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the Guaranteed Obligations owing to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said Guaranteed Obligations shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Guaranty, at any time that the Guaranteed Obligations shall be secured by any Real Property located in the State of California, no Creditor shall exercise any right of set-off, lien or counterclaim or take any court or administrative action or institute any proceedings to enforce any provision of this Guaranty without the prior consent of the Administrative Agent or the Required Lenders or, to the extent required by Section 12.01 of the Credit Agreement, all of the Lenders, if such setoff or action or proceeding would or might (pursuant to Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable, or otherwise) affect or impair the validity, priority, or enforceability of the liens granted to the Administrative Agent pursuant to the Collateral Documents or the enforceability of the Guaranteed Obligations hereunder, and any attempted exercise by any Creditor or the Administrative Agent of any such right without obtaining such consent of the Required Lenders or the Administrative Agent shall be null and void. It is understood and agreed that the foregoing sentence of this Section 13 is for the sole benefit of the Creditors and may be amended, modified or waived in any respect by the Required Lenders (without any requirement of prior notice to or consent by any Loan Party or any other Person) and does not constitute a waiver of any rights against any Loan Party or against any Collateral. Each Creditor (by its acceptance of the benefits hereof) acknowledges and agrees that the provisions of this Section 13 are subject to the sharing provisions set forth in Section 2.10 of the Credit Agreement. Each Creditor agrees to promptly notify the applicable Guarantor and the Administrative Agent after any set-off made hereunder; provided, however, that the failure to give such notice shall not affect the validity of such set-off.

14. NOTICE. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or over-night courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Creditor, as provided in the Credit Agreement, and (ii) in the case of any Guarantor, at its address set forth opposite its signature page below; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

15. REINSTATEMENT. If any claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including, without limitation, any of the Borrowers), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise relating to the repayment of all or any part of any of the Guaranteed Obligations shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or any other instrument evidencing any liability of any of the Borrowers, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

16. CONSENT TO JURISDICTION; SERVICE OF PROCESS; AND WAIVER OF TRIAL BY JURY. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Loan Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Loan Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Loan Document to which such Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

(b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Loan Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

17. COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

18. PAYMENTS. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrowers under Section 2.09 of the Credit Agreement.

19. HEADINGS DESCRIPTIVE. THE HEADINGS OF THE SEVERAL SECTIONS OF THIS GUARANTY ARE INSERTED FOR CONVENIENCE ONLY AND SHALL NOT IN ANY WAY AFFECT THE MEANING OR CONSTRUCTION OF ANY PROVISION OF THIS GUARANTY.

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

Address: 545 E. John Carpenter Freeway, Suite 1300 Irving, Texas 75062 Tel: 972-444-4900 Fax: 972-444-4949	FELCOR LODGING TRUST INCORPORATED, as a Guarantor By:___________________________________, Name: Title:

Address: 545 E. John Carpenter Freeway, Suite 1300 Irving, Texas 75062 Tel: 972-444-4900 Fax: 972-444-4949	FELCOR LODGING LIMITED PARTNERSHIP, as a Guarantor By:FelCor Lodging Trust Incorporated, its general partner By:___________________________________, Name: Title:

Accepted and Agreed to:
DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent By:___________________________________, Name: Title:
By:___________________________________, Name: Title:

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